EXHIBIT 10.1
CSS INDUSTRIES, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT
This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of August 11, 2015 (the “Date of Grant”), is delivered by CSS Industries, Inc. (the “Company”) to Rebecca Matthias (the “Grantee”).
RECITALS
A.    The Board of Directors of the Company (the “Board”) has decided to make a restricted stock unit grant to Ms. Matthias in connection with her election by the Board at its July 28, 2015 organizational meeting to the role of Non-executive Chair of the Board.
B.    The Board has determined that the restricted stock units subject to this grant shall be convertible solely into cash, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
1.Restricted Stock Unit Grant. Subject to the terms and conditions set forth in this Agreement, the Board hereby grants to the Grantee 10,000 restricted stock units (the “RSUs”). The RSUs will become vested and convertible into a lump sum cash payment equal to the then Fair Market Value (as defined in Paragraph 16(b) below) of corresponding shares of common stock of the Company if, and only to the extent that, the vesting conditions set forth in Paragraph 3 of this Agreement are met and the other terms and conditions of this Agreement are satisfied. Each RSU shall be a phantom right and shall entitle the Grantee to receive the cash equivalent value of one share of common stock of the Company on the applicable Conversion Date, as described in Paragraph 4 below.
2.    Restricted Stock Unit Account. The Company shall establish and maintain a RSU account as a bookkeeping account on its records (the “RSU Account”) for the Grantee and shall record in such RSU Account the number of RSUs granted to the Grantee pursuant to this Agreement. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant or the RSU Account established for the Grantee.
3.    Vesting of RSUs.
(a)    Except as provided in subparagraph (b) or (c) below, the RSUs shall become fully vested on August 15, 2017 (the “Service Date”), if the Grantee continues in the service with the Company as a non-employee director on the Board from the Date of Grant to the Service Date.
(b)    Notwithstanding subparagraph (a) above, if prior to the Service Date the Grantee ceases as a non-employee director on the Board on account of (i) the Grantee is not nominated for re-election as a non-employee director of the Company upon expiration of the term of her service as a non-employee director, other than on account of her not seeking re-election, or (ii) the Grantee is nominated for re-election as a non-employee director of the Company, but is not re-elected by the Company’s stockholders, if, in either case, the Grantee continues to be in service with the Company as a non-employee director on the Board from the Date of Grant to the last day of her term of service as a non-employee director, the unvested RSUs shall become fully vested on the last day of her term as a non-employee director (the “Separation Date”).
(c)     Notwithstanding subparagraph (a) above, if during the Grantee’s term of service as a non-employee director on the Board, but prior to the Service Date, there is a Change of Control (as defined in Paragraph 16(a) below), the unvested RSUs shall become fully vested on the date of the Change of Control (the “Change of Control Date”).
(d)    Except as specifically provided for in subparagraphs 3(a), 3(b) and 3(c), if the Grantee ceases to be a non-employee director on the Board for any reason before the RSUs are fully vested, the RSUs that are not then vested shall be forfeited.
4.    Conversion of RSUs. The Grantee shall be entitled to receive a payment with respect to the Grantee’s vested RSUs credited to the Grantee’s RSU Account on the first vesting date as provided in Paragraph 3, which is the earlier of (i) the Service Date, (ii) the Separation Date or (iii) the Change of Control Date. The date on which the vested RSUs credited to the Grantee’s RSU Account are payable to the Grantee pursuant to the immediately preceding sentence is referred to as the “Conversion Date”. Each RSU credited to the Grantee’s RSU Account shall be converted into and settled in cash, with such cash payment equal to the Fair Market Value of a whole share of common stock of the Company on the Conversion Date multiplied by the number of vested RSUs credited to the Grantee’s RSU Account on the Conversion Date. The Company shall make such cash payment to the Grantee within thirty (30) days after the Conversion Date. Any RSUs not vested because of the failure to satisfy the vesting conditions are forfeited as described in Paragraph 3 above.
5.    Dividend Equivalents. Should any dividend or other distribution, other than in shares of common stock of the Company, be declared and paid with respect to the shares of the common stock of the Company during the period between the Date of Grant and the earlier of (a) the Conversion Date or (b) the date on which the RSUs credited to the Grantee’s RSU Account are forfeited, at the same time such dividend or other distribution is paid to the Company’s stockholders, the Company shall pay to the Grantee a cash payment equal to the value of the dividend or distribution that would have been paid if the RSUs (whether vested or unvested) credited to the Grantee’s RSU Account were outstanding shares of common stock of the Company. These dividend equivalents shall continue to be paid to the Grantee until the earlier of the date the RSUs credited to the Grantee’s RSU Account are forfeited or the Conversion Date.
6.    Change of Control. Subject to the provisions of subparagraph 3(c) and Paragraph 4, in the event of a Change of Control, the Board may take such actions as it deems appropriate and consistent with this Agreement.
7.    Acknowledgment by Grantee. By accepting this grant, the Grantee acknowledges that with respect to any right to any payment pursuant to this Agreement, the Grantee is and shall be an unsecured creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for herself, and anyone at any time claiming through or under the Grantee, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Grantee also hereby agrees to be bound by the terms of this Agreement. The Grantee further agrees to be bound by the determinations and decisions of the Board with respect to this grant and the Grantee’s rights to benefits under this grant, and agrees that all such determinations and decisions of the Board shall be binding on the Grantee, her beneficiaries and any other person having or claiming an interest under this grant on behalf of the Grantee. The Grantee further hereby acknowledges and agrees that the Grantee will indemnify the Company and hold the Company free and harmless of, from and against any and all losses, damages, obligations or liabilities, and all costs and expenses (including reasonable attorneys’ fees) incurred in connection therewith, which may be suffered or incurred on account or by reason of any act or omission of the Grantee or the Grantee’s heirs, executors, administrators, personal representatives, successors and assigns in breach or violation of the provisions of the agreements of the Grantee set forth herein.
8.    Determinations of the Board. The grant is subject to interpretations, regulations and determinations concerning the Agreement established from time to time by the Board in accordance with the provisions of the Agreement, including, but not limited to, provisions pertaining to changes in capitalization of the Company and other requirements of applicable law. The Board shall have the authority to interpret and construe this Agreement, and its decisions shall be conclusive as to any questions arising hereunder.
9.    Changes in Capitalization of the Company. If there is any change in the number or kind of shares of common stock of the Company outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization or consolidation; (iii) a reclassification or change in par value; or (iv) any other extraordinary or unusual event affecting the outstanding shares of common stock of the Company as a class without the Company’s receipt of consideration, or if the value of outstanding shares of common stock of the Company is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the kind and number of shares to which the RSUs relate shall be equitably adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of common stock of the Company to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under this Agreement provided however that any fractional units resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.
10.    No Stockholder Rights. The Grantee shall not have any of the rights and privileges of a stockholder of the Company, including the right to any dividends (except as provided in Paragraph 5), or the right to vote, with respect to any RSUs.
11.    No Rights to Continued Service. The grant of the RSUs and dividend equivalents shall not confer upon the Grantee any right to be retained by, or in the service of, the Company or any of its subsidiaries or affiliates and shall not interfere in any way with the right of the Company and its subsidiaries or affiliates to terminate the Grantee’s service at any time, including as a non-employee director on the Board. The right of the Company and its subsidiaries and affiliates to terminate at will the Grantee’s service at any time for any reason is specifically reserved.
12.    Assignments and Transfers. Prior to the actual payment of cash under the RSUs and dividend equivalents, the Grantee may not transfer any interest in the RSUs or dividend equivalents or pledge or otherwise hedge the sale of those RSUs or dividend equivalents. Any attempt to transfer, assign, pledge or encumber the RSUs or dividend equivalents under this grant by the Grantee shall be null, void and without effect. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.
13.    Taxation; Withholdings. The payment of cash to the Grantee (or, in the event of death, the Grantee’s estate) pursuant to this grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if required by applicable law. The Grantee is solely responsible for the satisfaction of all taxes that may arise in connection with the RSUs and dividend equivalents granted pursuant to this Agreement.
14.    Effect on Other Benefits. The value of any cash payment on the Conversion Date and dividend equivalents paid with respect to the RSUs shall not be considered eligible earnings for purposes of any other plans maintained by the Company. Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, including life insurance.
15.    Section 409A. This grant is intended to be exempt from the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) in reliance on the short-term deferral exception under section 409A of the Code. Notwithstanding the foregoing, if any RSUs and dividend equivalents are subject to the requirements of section 409A of the Code it is intended that this Agreement comply with the requirements of section 409A of the Code with respect to such RSUs and dividend equivalents and this Agreement shall be interpreted and administered to avoid any penalty sanctions under section 409A of the Code, including, any payment on a “separation from service” or “change of control” shall only be paid on the occurrence of such to the extent that such “separation from service” or “change of control” qualifies as such under section 409A of the Code and its corresponding regulations. If any payment cannot be provided or made at the time specified herein, then such payment shall be provided in full at the earliest time thereafter when such sanctions cannot be imposed. In no event may the Grantee, directly or indirectly, designate the calendar year of payment.
16.    Definitions. For purposes of this Agreement, the following terms shall have the following meanings

(a)    A “Change of Control” shall be deemed to have occurred if: (i) any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) the consummation of a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (iii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company.
(b)    The “Fair Market Value” per share of common stock shall mean (i) if the principal trading market for the shares of common stock of the Company is a national securities exchange, the last reported sales price of the shares of common stock of the Company on the trading day immediately prior to the relevant date (or, if there were no trades on that date, the immediately preceding date upon which a sale was reported); (ii) if the shares of common stock of the Company are not principally traded on a national securities exchange, the mean between the last reported “bid” and “asked” prices of shares of common stock of the Company on the relevant date, as reported on the OTC Bulletin Board; or (iii) if the shares of common stock of the Company are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value shall be as determined by the Board.
17.    Applicable Law; Entire Agreement. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated except by a writing signed by the Grantee and the Company. This Agreement and any undertakings and indemnities delivered hereunder shall be binding upon and shall inure to the benefit of the Grantee and the Grantee’s heirs, distributees and personal representatives and to the Company, its successors and assigns.
18.    Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Secretary at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ATTEST (Corporate Seal)	CSS INDUSTRIES, INC.
/s/ Michael A. Santivasci	By: /s/ Christopher J. Munyan Name: Christopher J. Munyan Title: President & CEO

I hereby (i) acknowledge that I have read this Agreement and understand the terms and conditions of it, (ii) accept the RSU and dividend equivalent award described in this Agreement, (iii) agree to be bound by the terms of this Agreement, and (iv) agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Award.

Grantee Signature: /s/ Rebecca Matthias Grantee Name: Rebecca Matthias

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